Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is entered into and dated as of August 16, 2006, among Millennium Biotechnologies Group, Inc., a Delaware corporation (the "Company"), and each of the purchasers identified on the signature pages hereto or which may become a party hereto by execution of a supplement to this Agreement in accordance with the terms of this Agreement (each, a "Purchaser" and collectively, the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

      "Actual Minimum" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants, Additional Investment Right Warrants, Additional Shares and Shares, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares and Additional Shares are held until the fifth anniversary of the issuance thereof and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 100% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and
(ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

      "Additional Investment Rights" means, collectively, the Additional Investment Rights issued and sold under this Agreement, in the form of Exhibit A.

      "Additional Investment Right Warrants" has the meaning set forth in the Additional Investment Rights.

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      "Additional Shares" means the shares of Series E Senior Convertible
Preferred Stock, par value $1.00 per share, which are being issued to the Purchasers upon exercise of the Additional Investment Rights.

      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

      "Aisling Closing" means the closing of the transactions contemplated by the Aisling Letter of Intent.

      "Aisling Letter of Intent" means the letter of intent dated April 15, 2006 among Aisling Capital II LLP, the Company and Millennium Biotechnologies Inc. for the sale of assets in exchange for shares of common stock of a newly formed company.

      "Bankruptcy Event" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors for the purpose of arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

      "Certificate of Designations" means each of the Series E Certificate of Designations and Series F Certificate of Designations.

      "Change of Control" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-third of the voting rights or equity interests in the Company; (ii) a merger or consolidation of the Company or any significant Subsidiary or a sale of more than one-third of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iii) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-third of the voting rights or equity interests in the Company; (iv) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (v) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events. Notwithstanding the foregoing, neither
(x) any asset sale consummated substantially in accordance with the Aisling Letter of Intent nor (y) the transaction contemplated by this Agreement shall not be a Change of Control.


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      "Charter Amendment" shall mean an amendment of the Certificate of
Incorporation of the Company, duly approved by the stockholders of the Company, which amendment increases the authorized number of shares of common stock of the Company, $.001 par value, to 400,000,000 shares which amendment becomes effective within 60 days after the Closing.

      "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.2.

      "Closing Date" means the date of the Closing.

      "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Purchasers holding a majority of the Securities, the cost of which shall be paid by the Company.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock of the Company, par value $0.001 per share.

      "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

      "Company Counsel" means Silverman Sclar Shin & Byrne PLLC, counsel to the Company.

      "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.


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

      "Effective Date" means the date that the Underlying Shares Registration Statement is first declared effective by the Commission.

      "Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Small Cap Market or the OTC Bulletin Board.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Stock" means the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in Schedule 3.1(f) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule) or otherwise pursuant to any employee benefit plan described in Schedule 3.1(f) or hereafter adopted by the Company and approved by its shareholders, (B) the issuance of Common Stock or grant of options to employees, officers, directors or consultants of the Company pursuant to a stock option plan or other incentive stock plan duly adopted by the Company's board of directors or otherwise pursuant to any employee benefit plan described in Schedule 3.1(f) or hereafter adopted by the Company and approved by its shareholders or in respect of the issuance of Common Stock upon exercise of any such options, or (C) the issuance of Common Stock upon exercise of the Warrants and Additional Warrants, the conversion of the Shares and Additional Shares and the payment of dividends on the Shares and Additional Shares in the form of Common Stock.

      "Event Equity Value" means 115% of the arithmetic average of the Closing Prices for the five Trading Days preceding either (a) the date of delivery of the notice requiring payment of the Event Equity Value, or (b) the date on which such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) is paid in full, whichever is greater.

      "GAAP" means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company; provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

      "Lead Investor" means Iroquois Master Fund, Ltd., or its successor in interest.

      "Lien" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

      "Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys' fees.


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

      "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities (including all Additional Investment Right Warrants that can be issued under the Transaction Documents).

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

      "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "Purchaser Counsel" means Malhotra & Associates LLP, counsel to Iroquois Master Fund, Ltd.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated on or around the Closing Date, among the Company and the Purchasers, in the form of Exhibit C.

      "Required Effectiveness Date" means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

      "Rule 144," "Rule 415," and "Rule 424" means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      "Securities" means the Shares, the Additional Shares, the Warrants, the Additional Investment Rights, the Additional Investment Right Warrants and the Underlying Shares issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.

      "Senior Debt" means any indebtedness of the Company from the date hereof that is senior to any indebtedness set forth on Schedule 3.1(ee) in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

      "Series E Certificate of Designations" means a certificate of designations of the Series E Senior Preferred Stock, in the form of Exhibit B-1.

      "Series E Senior Preferred Stock" means the Series E Senior Convertible Preferred Stock, par value $1.00 per share, of the Company, which is convertible into shares of Common Stock.

      "Series F Certificate of Designations" means a certificate of designations of the Series F Preferred Stock, in the form of Exhibit B-2.

      "Series F Preferred Stock" means the Series F Convertible Preferred Stock, par value $1.00 per share, of the Company, which is convertible into share of Common Stock.


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

      "Shares" means an aggregate of up to 62,000 shares of Series E Senior Preferred Stock, which are being purchased by the Purchasers pursuant to this Agreement and an aggregate of 100 shares of Series F Preferred Stock, which are be issued to the Lead Investor.

      "Subsidiary" means any subsidiary of the Company that is required to be listed on Schedule 3.1(a).

      "Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market or (b) if trading ceases to occur on an Eligible Market, any Business Day.

      "Trading Market" means OTC Bulletin Board or any other Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

      "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Certificate of Designations, the Shares, the Additional Shares, the Warrants, the Additional Investment Rights, the Additional Investment Right Warrants, the Supplemental Purchase Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      "Transfer Agent Instructions" means the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Company's transfer agent.

      "Triggering Event" means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five Trading Days (which need not be consecutive Trading Days); (c) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Purchasers pursuant to the Transaction Documents are otherwise suspended for any reason, provided, such failure shall only be deemed a Triggering Event as only to such Purchaser to whom a certificate is not delivered within such five Trading Days period; (d) at any time after 60 days of the Closing, the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of convertible Securities; (e) at any time after the Required Effectiveness Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days); (f) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (g) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 60 days; (h) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Company by a Purchaser; (i) the Company issues any equity, debt or other securities of the Company which are senior to or pari passu with the Series E Senior Preferred Stock in right of payment, or with respect to dividends, liquidations or dissolution, without the consent of the Lead Investor; (j) the Company fails to obtain shareholder approval for the Charter Amendment within 60 days following the Closing; or (k) the Company breaches any representation, warranty or covenant or defaults in the timely performance of any other obligation or covenant under the Transaction Documents (other than the occurrence of an Event covered under clause (g) above) and such breach or default continues uncured for a period of 20 days after the date on which notice of such breach or default is first given to the Company by a Purchaser (it being understood that no prior notice need be given in the case of a breach or default that cannot reasonably be cured within 20 days).


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

      "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Shares and Additional Shares and upon exercise of the Warrants and Additional Investment Right Warrants and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents.

      "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers.

      "Warrant" means a Common Stock purchase warrant, in the form of Exhibit D.

                                   ARTICLE II
                                PURCHASE AND SALE

      2.1 Closing.

            (a) Subject to the terms and conditions set forth in this Agreement and subject to any Supplemental Purchase Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company the number of Units set forth opposite such Purchaser's name of Schedule A hereto at a purchase price of $200.00 per Unit. Each "Unit" shall consist of (a) one share of Series E Senior Preferred Stock; (b) Warrants to purchase 800 shares of Common Stock; and (c) an Additional Investment Right to acquire (i) one share of Series E Senior Preferred Stock and (ii) an Additional Investment Right Warrant to acquire 800 shares of Common Stock. The Closing shall take place at the offices of Purchaser Counsel or at such other location or time as the parties may agree.

            (b) Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Lead Investor, and the Lead Investor shall purchase from the Company 100 shares of the Series F Preferred Stock at a purchase price of $1.00 per share.

      2.2 Closing Deliveries.

            (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                  (i) one or more stock certificates evidencing that number of Series E Senior Preferred Stock set forth opposite such Purchaser's name on Schedule A hereto under the heading "Series E Preferred Stock", registered in the name of such Purchaser;


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

                  (ii) with respect to the Lead Investor, one or more stock certificates evidencing all of the Series F Preferred Stock, registered in the name of the Lead Investor;

                  (iii) an Additional Investment Right, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to (x) acquire Additional Shares in the amount set forth opposite such Purchaser's name on Schedule A hereto under the heading "Additional Shares", and (y) acquire Additional Investment Right Warrants which shall be exercisable into that number of shares of Common Stock set forth opposite such Purchaser's name on Schedule A hereto under the heading "Additional Investment Right-Warrant Shares";

                  (iv) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire that number of shares of Common Stock set forth opposite such Purchaser's name on Schedule A hereto under the heading "Warrant Shares";

                  (v) evidence that each Certificate of Designations has been filed and become effective on or prior to the Closing Date with the Secretary of State of Delaware, in form and substance mutually agreed to by the parties;

                  (vi) the legal opinion of Company Counsel, in the form of Exhibit F, executed by such counsel and delivered to the Purchasers;

                  (vii) the Registration Rights Agreement duly executed by the Company;

                  (viii) duly executed Transfer Agent Instructions acknowledged by the Company's transfer agent;

                  (ix) evidence that the Aisling Closing has occurred and copies of the executed transaction documents; and

                  (x) any other documents reasonably requested by a Purchaser or counsel to any Purchaser in connection with the Closing.

            (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) (A) the purchase price set forth opposite such Purchaser's name on Schedule A hereto under the heading "Purchase Price", in United States dollars and in immediately available funds, by wire transfer to Olympus Securities, LLC, as Escrow Agent pursuant to the Escrow Agreement attached hereto as Exhibit H, which funds are to be distributed in accordance with such Escrow Agreement, and (B) in the case of a Purchaser made a party hereto by virtue of a Supplemental Purchase Agreement in accordance with Section 4.18 hereof, evidence of satisfaction of existing indebtedness of the Company in an amount equal to such Purchaser's purchase price as may be reasonably requested by the Company; and


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

                  (ii) the Registration Rights Agreement duly executed by such Purchaser.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers:

            (a) Subsidiaries. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity (a "Subsidiary"), other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth in Schedule 3.1(b) neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document; provided, in no event shall the entry into definitive agreements in accordance with or the consummation of the transactions contemplated by the Aisling Letter of Intent be deemed to constitute a Material Adverse Effect (any of (i), (ii) or (iii), a "Material Adverse Effect").

            (c) Authorization; Enforcement. Subject to the Charter Amendment and the approval of the transactions contemplated in the Aisling Letter of Intent, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. Subject to the approval of the transactions contemplated in the Aisling Letter of Intent and the election of members of the Board of Directors as contemplated in Section
4.11 hereof, the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.


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

            (d) No Conflicts. Except as set forth in Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming the accuracy of Purchasers' representations and warranties and compliance by the Purchasers' of their respective covenants as set forth in this Agreement, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

            (e) Issuance of the Securities. Subject to the Aisling Closing, the Securities have been duly authorized. The Shares, Additional Investment Rights and Warrants, when issued in accordance with the terms of this Agreement, and the Underlying Shares, Additional Shares or other securities issuable upon conversion of the Shares and Additional Shares and upon exercise of the Warrants, Additional Investment Rights and Additional Investment Right Warrants, when so issued in accordance with the terms of the Shares, Additional Shares, Additional Investment Rights, Additional Investment Right Warrants or the Warrants, as the case may be, will be, validly issued. The Shares, Additional Investment Rights and Warrants, when issued in accordance with this Agreement, and the Underlying Shares, Additional Shares or other securities issuable upon conversion of the Shares and Additional Shares and upon exercise of the Warrants, Additional Investment Rights and Additional Investment Right Warrants, when so issued in accordance with the terms of the Shares, Additional Shares, Additional Investment Rights, Additional Investment Right Warrants or the Warrants, as the case may be, will be, fully paid and nonassessable and free of preemptive or similar rights. The Shares, Additional Investment Rights and Warrants, when issued in accordance with the terms of this Agreement, and the Underlying Shares, Additional Shares or other securities issuable upon conversion of the Shares and Additional Shares and upon exercise of the Warrants, Additional Investment Rights and Additional Investment Right Warrants, when so issued in accordance with the terms of the Shares, Additional Shares, Additional Investment Rights, Additional Investment Right Warrants or the Warrants, as the case may be, will be, issued in compliance with applicable securities laws, rules and regulations. Subject to the Charter Amendment, the Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to the applicable Purchasers upon conversion or exercise of the Securities or issuable pursuant to the other Transaction Documents.


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

            (f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in
Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(f), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(f), the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(f), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

            (g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

            (h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed on
Schedule 3.1(h) and the SEC Reports or in Schedule 3.1(h), (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

            (i) Absence of Litigation. Except as set forth in Schedule 3.1(i), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Within the past five years, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

            (j) Compliance. Except as set forth in Schedule 3.1(j), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

            (k) Title to Assets. Subject to the Aisling Letter of Intent, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

            (l) Certain Fees. Except as described in Schedule 3.1(l), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

            (m) Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any stockholder approval provisions under the rules and regulations of any Trading Market. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and with the exception of the Charter Amendment and the transactions contemplate in the Aisling Letter of Intent and the election of the Board of Directors as contemplated in Section 4.11 hereof, no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

            (n) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

            (o) Registration Rights. Except as described in Schedule 3.1(o), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

            (p) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation with the exception of Section 203 of the Delaware General Corporation Law, that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

            (q) Disclosure. The Company confirms that following the issuance of the press release required under Section 4.7 herein, that none of the Purchasers or their agents or counsel will possess any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

            (r) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives. The Company further acknowledges that no Purchaser has made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.

            (s) Patents and Trademarks. Subject to the Aisling Letter of Intent, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (t) Insurance. Except as set forth in Schedule 3.1(t), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

            (u) Regulatory Permits. Subject to the Aisling Closing, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (v) Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed at least ten days prior to the date hereof or Schedule 3.1(v), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (w) Form SB-2 Eligibility. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form SB-2 promulgated under the Securities Act.

            (x) Solvency. Based on the financial condition of the Company as of the Closing Date, and giving effect to the transactions contemplated herein, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

            (y) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (z) Filings, Consents and Approvals. With the exception of the Charter Amendment and the transactions contemplated in the Aisling Letter of Intent, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificates of Designation with the Secretary of State of the State of Delaware and the filing with the Commission of the Registration Statement, and other filings required pursuant to the Securities Act and or the Exchange Act, the application(s) to each Trading Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings (collectively, the "Required Approvals").

            (aa) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (bb) No Violation. The issuance and sale of the Securities contemplated hereby does not conflict with or violate any rules or regulations of the Trading Market.

            (cc) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

            (dd) Seniority. The Series E Senior Preferred Stock are senior to any of the Company's Series A Preferred Stock, Series B Convertible Preferred Stock, Series C Cumulative Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and to all other equity interests in the Company in right of payment, whether with respect to dividend or upon liquidation or dissolution, or otherwise.

            (ee) Indebtedness. Except as set forth on Schedule 3.1(ee) and trade payables arising in the ordinary course of business not more than sixty (60) days past due, the Company does not have any indebtedness.

      3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

            (a) Organization; Authority. If Purchaser is an entity, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Purchaser has the requisite power and authority (corporate, limited liability company, partnership or otherwise) to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of this Agreement have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

            (b) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

            (c) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

            (d) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (e) Investment Intent. Such Purchaser is acquiring the Securities for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

            (f) Information on the Company. Each Purchaser has been furnished with or has had access to the Disclosure Materials. In addition, the Purchaser has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Purchaser has requested in writing and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Transfer Restrictions.

            (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

            (b) The Purchasers agree to the imprinting, except as otherwise permitted by Section 4.1(c), the following legend on any certificate evidencing
Securities:

            [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

            (c) Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1(b). For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.

            (d) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

            (e) In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock by the third Trading Day after the date on which delivery of such certificate is required by any Transaction Document, and if after such third Trading Day such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a "Buy-In"), then, in the Purchaser's sole discretion, the Company shall, within three Trading Days after such Purchaser's request either (i) pay cash to such Purchaser in an amount equal to such Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or
(ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

      4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

      4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

      4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

      4.5 Reservation and Listing of Securities.

            (a) Subject to the Charter Amendment, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

            (b) The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

            (c) In the case of a breach by the Company of Section 4.5(a), in addition to the other remedies available to the Purchasers, the Purchasers shall have the right to require the Company to either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such shares of Common Stock as soon as is possible, but in any event not later than the 60th day after such notice, or (ii) within five Trading Days after delivery of a written notice, pay cash to such Purchaser, an amount equal to the number of shares of Common Stock not issuable by the Company times 115% of the average Closing Price over the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment (the "Cash Amount") which cash amount shall be in satisfaction of the Company's obligation to deliver such shares. If the exercising or converting Purchaser elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such notice, then within three Trading Days after such 60th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as penalty.

      4.6 Subsequent Placements.

            (a) From the date hereof until the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exercisable or exchangeable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"). Notwithstanding the foregoing, this Section 4.6(a) shall not apply to (i) a Subsequent Placement pursuant to this Agreement, including, without limitation, pursuant to a Supplemental Purchase Agreement in accordance with the terms of this Agreement; (ii) the issuance of Excluded Stock; (iii) a Subsequent Placement in an amount not to exceed $750,000 for the purpose of funding the working capital needs of the Company, provided, (A) the Effective Price (as defined in the Certificate of Designations) of any such Subsequent Placement is not less than $0.25, (B) the terms are in substantially the same form as the convertible notes of the Company which are outstanding as of the date of this Agreement, (C) such Subsequent Placement is consummated within the later of 15 days from the date of this Agreement or the Aisling Closing, and (D) at least 50% of such Subsequent Placement is converted into the Units in accordance with
Section 4.18 (it being understood by the parties that the remaining balance of such Subsequent Placement is to be satisfied from the proceeds of the Closing);
(iv) Subsequent Placements as set forth in Schedule 3.1(l); (v) Subsequent Placements set forth in Schedule 3.1(f); and (vi) a Subsequent Placement consented to by the Lead Investor.

            (b) From the Effective Date until the later of (1) the date on which no Series E Senior Preferred Stock or Additional Share remains outstanding and
(2) the two year anniversary of the Effective Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.6(b).

                  (i) The Company shall deliver to each Purchaser an irrevocable written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Purchaser (A) a pro rata portion of the Offered Securities based on such Purchaser's pro rata portion of the aggregate amount of the Series E Senior Preferred Stock purchased hereunder (the "Basic Amount"), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

                  (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the 5 Trading Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubcription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

                  (iii) The Company shall have 5 Trading Days from the expiration of the period set forth in Section 4.6(b)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities"), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

                  (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.6(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.6(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.6(b)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with
      Section 4.6(b)(i) above.

                  (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.6(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities within 5 Trading Days of the expiration of the Offer Period, the Company shall issue to the Purchasers the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.6(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

                  (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Sections 4.6(b)(iii) or 4.6(b)(v) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

            (c) The restrictions contained in Section 4.6(b) shall not apply to the issuance of Excluded Stock, the Additional Shares or the Additional Investment Right Warrants or a Subsequent Placement in connection with a bona fide acquisition of substantially all of the assets or equity interest of another Person, by way of merger, consolidation, recapitalization, reorganization or otherwise, the primary purpose of which is not to raise capital.

      4.7 Securities Laws Disclosure; Publicity. On or before 8:30 a.m., New York City time on August 17, 2006, the Company shall issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On the Closing Date or the first Business Day thereafter, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K Filing") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the form of the Additional Investment Rights and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and, if any disclosure therein differs materially from that which is contained in the 8-K Filing, provide copies thereof to the Purchasers promptly after filing. The Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to require the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and
(ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the 12 months prior to the Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.8 Conversion and Exercise Procedures. The form of Exercise Notice included in the Warrants and Additional Investment Rights Warrants and the form of Conversion Notice included in the Certificate of Designations set forth the totality of the procedures required by the Purchasers in order to exercise the Warrants, Additional Investment Right Warrants or convert the Shares and Additional Shares, as applicable. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants or Additional Investment Right Warrants or convert the Shares and Additional Shares. The Company shall honor exercises of the Warrants or Additional Investment Right Warrants and conversions of the Shares and Additional Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

      4.9 Use of Proceeds. Except as set forth on Schedule 4.9, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

      4.10 Reimbursement. In consideration of each Purchaser's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims and Losses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach by the Company of any covenant, agreement or obligation contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 4.10 shall be the same as those set forth in Section 5(c) of the Registration Rights Agreement.

      4.11 Election of Directors. For so long as the Series F Preferred Stock is outstanding, the holders of the Series F Preferred Stock shall have the right to elect 3 members of the 5 member Board of Directors of the Company in accordance with the terms of the Series F Certificate of Designations. Such 3 members of the Board of Directors elected by the Series F Preferred Stock are referred to herein as the "Series F Directors".

      4.12 Default Interest. If the Company fails to make any cash payment required by any Transaction Document in full when due, then the Company shall pay interest thereon at a rate of 18% per annum (or such lesser maximum rate that is permitted to be paid under applicable law) from the date such payment was due until such amount, plus all such interest thereon, is paid in full.

      4.13 Rights of Shareholders. So long as a Purchaser holds any Securities, each time the Company delivers a notice or other communication to holders of the Common Stock it will contemporaneously deliver a copy of such notice or communication to such Purchaser. The Company acknowledges and agrees that, for so long as a Purchaser holds any Securities (whether or not such Purchaser holds shares of Common Stock), (a) the officers and directors of the Company will owe the same duties (fiduciary and otherwise) to such Purchaser as are owed to a holder of Common Stock and (b) such Purchaser will be entitled to all rights and remedies with respect to such duties as are available to a holder of Common Stock under the corporate law of the Company's jurisdiction of incorporation.

      4.14 MFN Provision. With the exception of the Excluded Stock, the Additional Shares and the Additional Investment Right Warrants, if any time following the Closing Date, the Company or any Subsidiary of the Company offers to issue or issues to any Person any security of the Company or any Subsidiary of the Company, then the Company shall offer to each Purchaser the right to exchange all or a portion of the Series E Senior Preferred Stock then held by such Purchaser valued at the then Stated Value (as defined in the Certificate of Designations), plus accumulated and unpaid dividends, of such Series E Senior Preferred Stock for such security. Such offer shall made at the same time and in the same manner as if such offer is being made to any other potential purchaser of such security. Each Purchaser shall have 5 Trading Days to review the offer and determine whether it wants to exchange all or any portion of the Series E Senior Preferred Stock.

      4.15 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

      4.16 Seniority. For so long as the Series E Senior Preferred Stock are outstanding, the Company will not, and will not permit any Subsidiary to, without the written consent or affirmative vote of the Lead Investor, directly or indirectly, (x) issue any debt, equity or other securities of the Company or its Subsidaries that are senior to or pari passu with the Series E Senior Preferred Stock in right of payment, whether with respect to dividend or upon liquidation or dissolution, or otherwise; (y) incur any indebtedness of the Company that is or will be senior to or pari passu with the Series E Senior Preferred Stock in right of payment, whether with respect to dividend or upon liquidation or dissolution, or otherwise, except for trade payables arising in the ordinary course of business and not more than 60 days past due; and (z) enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior to or pari passu with the Series E Senior Preferred Stock in right of payment, whether with respect to dividend or upon liquidation or dissolution, or otherwise.

      4.17 Rule 10b5-1Plans; Reverse Stock Splits 4.18. For so long as any Series E Senior Preferred Stock or Warrants remain outstanding, the Company shall use its best efforts to not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the 1934 Act. For so long as any Preferred Stock or Warrants remain outstanding, the Company shall not effect a reverse stock split of one or more classes of the Company's Common Stock without the consent of the Lead Investor.

      4.18 Conversion of Existing Debt. The Company shall use its best efforts convert not less than $2,926,000 of its indebtedness into Units at a purchase price equal to $200.00 per Unit. The Company shall not issue any fractional Units by reason of this Section 4.18; and instead, thereof, the Company shall be permitted to repay in cash a portion of such debt as may be necessary to avoid the issuance of fractional Units. Each such debtholder who elects to convert such debt into Units shall execute a Supplemental Purchase Agreement in the form attached hereto as Exhibit G. Upon execution of the Supplemental Purchase Agreement, such debtholder shall be deemed to be a Purchaser under this Agreement and the Securities to be issued to such debtholder in conversion of such debt and such debtholder, as a Purchaser, subject to all of the terms and conditions of the Transaction Documents.

      4.19 Lead Investor Provisions.

            (a) Protective Provisions. So long as the Lead Investor is the holder of at least 3,000 shares of the Series E Senior Preferred Stock, the Company shall not, without the written consent of the Lead Investor:

                  (i) authorize, designate or issue any class of stock or any debt of the Company ranking senior to or pari passu with the Series E Senior Preferred Stock as to the payment of dividends and as to distribution of assets upon liquidation or dissolution of the Company ("Senior Stock");

                  (ii) amend the Certificate of Incorporation, including the Certificate of Designations, so as to amend, alter or repeal the powers, preferences or special rights of the Series E Senior Preferred Stock in a manner that adversely affects the rights, preferences or privileges of the holders of Series E Senior Preferred Stock;

                  (iii) amend the Certificate of Incorporation to authorize any additional shares of Series E Senior Preferred Stock or Senior Stock;

                  (iv) amend, alter or repeal any provision of the Certificate of Designations, other than the Charter Amendment;

                  (v) amend, alter or repeal the Bylaws of the Company in any way that is inconsistent with the Certificate of Designations;

                  (vi) take any action to change the number of directors of the Company from five;

                  (vii) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly (including through a Corporation Subsidiary), of any shares of capital stock of the Company (including securities convertible into or exchangeable for such capital stock, but excluding the redemption of the shares of its Series B Convertible Preferred Stock, par value $1.00 per share, in accordance with
      Article IV.C.2(5) of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof, but in no event greater than $150,000);

                  (viii) acquire all or substantially all of the assets or stock of any class of any other corporation, or any equity interest in any partnership, limited liability company, joint venture, association, joint stock company or trust;

                  (ix) sell, transfer or assign any assets to any Subsidiary (including any Corporation Subsidiary);

                  (x) enter into or permit any Corporation Subsidiary to enter into any Fundamental Transaction (as such term is defined in the Certificate of Designations);

                  (xi) authorize, designate or issue any Floating Price Security (as such term is defined in the Certificate of Designations) or permit any Corporation Subsidiary to authorize, designate or issue any Floating Price Security; or

                  (xii) incur any indebtedness for borrowed money or permit any Corporation Subsidiary to incur any indebtedness for borrowed money (other than indebtedness of Corporation Subsidiaries owed to the Company or other intercompany indebtedness), in excess of, at any time, $250,000.

For purposes of this Section 4.19, the term "Corporation Subsidiary" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Corporation Subsidiary) holds stock or other ownership interests representing (1) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (2) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

            (b) Optional Redemption Upon Change of Control. Upon a Change of Control of the Company, each Purchaser shall have the right, at such Purchaser's sole option, to require the Company to redeem all or a portion of the Purchaser's Series E Senior Preferred Stock at a price per share of each Series E Senior Preferred Stock equal to the greater of (A) 115% of the Stated Value (as such term is defined in the Certificate of Designations) plus all accrued but unpaid dividends thereon through the date of payment, and (B) the product of
(x) a fraction, the numerator of which is the Stated Value plus all accrued but unpaid dividends thereon through the date of payment, and the denominator is the Conversion Price (as such term is defined in the Certificate of Designations) in effect at such time as such Purchaser delivers a Notice of Redemption Upon Change of Control (as defined below) and (y) the Volume Weighted Average Price of the Common Stock on the Trading Day immediately preceding such Change of Control (the "Change of Control Redemption Price"). No sooner than thirty (30) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof (a "Notice of Change of Control") to each Purchaser who holds any Series E Senior Preferred Stock. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control) and ending on the date of such Change of Control, any Purchaser may require the Company to redeem all or a portion of the Purchaser's Series E Senior Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Series E Senior Preferred Stock that such Purchaser is submitting for redemption, and
(ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4.19(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any Purchaser, the Company shall promptly, but in no event later than two (2) Trading Days following such receipt, notify each Purchaser by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control.

The term "Volume Weighted Average Price" of the Common Stock shall mean the dollar volume-weighted average price for the Common Stock on the Trading Market as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg, the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the Pink Sheet LLC (or its successor).

Notwithstanding anything to the contrary contained herein, so long as the Lead Investor is the holder of at least 3,000 shares of the Series E Senior Preferred Stock, the Purchasers' right to redeem the Series E Senior Preferred Stock pursuant to this Section 4.19(b) may be waived by the written consent of the Lead Investor. In the event the Lead Investor elects to waive the Purchasers' right to redeem, the Company shall promptly deliver a copy of such waiver to each of the Purchasers who holds any Series E Senior Preferred Stock.

            (c) Nomination of Directors. Each of the Purchasers agree that the holders of the Series F Preferred Stock shall have the right to (i) select the initial three (3) Series F Directors and (ii) elect at all times thereafter, 3 out of the 5 members of the Board of Directors of the Company.

                                    ARTICLE V
                                   CONDITIONS

      5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

            (b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

            (d) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since the date hereof listed for trading on an Eligible Market;

            (e) Conversion of Existing Debt. Not less than $2,926,000 of the outstanding debt of the Company shall be converted into the Units in accordance with Section 4.18 hereof;

            (f) Election of Directors. Three directors as selected by the Lead Investor shall have been elected as members of the Board of Directors of the Company.

            (g) Aisling Closing. The Closing hereunder shall occur simultaneous with the Aisling Closing upon terms substantially the same as set forth in the Aisling Letter of Intent, which terms shall be acceptable to the Lead Investor in its discretion.

            (h) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect.

            (i) The aggregate amount of the gross proceeds to be received by the Company from the sale of the Securities (other than sales made pursuant to a Supplemental Purchase Agreement in accordance with Section 4.18 hereof) shall be not less than $3,000,000, and immediately following the Closing, after giving effect to the transactions contemplated in the Aisling Letter of Intent and in this Agreement, the Company shall have cash in an amount not less than $500,000 for the purposes of working capital. Notwithstanding anything to the contrary contained in the Transaction Documents, including, without limitation, Section
4.6 hereof, the Company shall be permitted to offer and sale such amount of additional Units, upon the same terms as set forth in the Transaction Documents, as may be required to satisfy the conditions set forth in this Section 5.1(i).

      5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

            (b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

            (d) The aggregate amount of the gross proceeds to be received by the Company from the sale of the Securities (other than sales made pursuant to a Supplemental Purchase Agreement in accordance with Section 4.18 hereof) shall be not less than $3,000,000.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by September 30, 2006 or such later date as agreed to by the Company and the Lead Investor; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

      6.2 Fees and Expenses. At the Closing, the Company shall pay to Lead Investor an aggregate of $150,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents, of which amount $20,000 has been previously paid by the Company. In lieu of the foregoing remaining payment, the Lead Investor may retain such amount at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

      6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

      6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:    Millennium Biotechnologies Group, Inc.
                            665 Martinsville Road, Suite 219
                            Basking Ridge, NJ 07920

                            Jerry Swon
                            Fax No.: 908-604-2545
                            E-Mail:

      With a copy to:
                            Silverman Sclar Shin & Byrne PLLC
                            381 Park Avenue South, Suite 1601
                            New York, NY 10016
                            Attn: Peter R. Silverman
                            212-779-8858
                            E-Mail:

      If to the Purchasers: To the address set forth under such
                            Purchaser's name on the signature
                            pages attached hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, 80% of the holders of the Shares (or if prior to the Closing Date, by the Purchasers of 80% of the Shares) and of Lead Investor, provided, if after the Closing Date, so long as Lead Investor is the holder of not less than 3,000 shares of Series E Senior Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers" and satisfy the requirements of Section 3.2 of this Agreement. Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

      6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.10 and may enforce the provisions of such Section directly against the Company.

      6.9 Governing Law; Venue; Waiver Of Jury Trail. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

      6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable.

      6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

      6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      6.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

      6.18 Independent Nature of Purchasers' Obligations and Rights as Among the Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a "group" as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents and each party represents and confirms that Malhotra & Associates LLP represents only Iroquois Master Fund, Ltd. in connection with this Agreement and the other Transaction Documents.

      6.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.


                                     By: /s/ Frank Guarino
                                         ---------------------------------------
                                     Name: Frank Guarino
                                     Title: Chief Financial Officer

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASERS FOLLOWS

                                     IROQUOIS MASTER FUND, LTD.


                                     By: /s/ Joshua Silverman
                                         ---------------------------------------
                                     Name: Joshua Silverman
                                     Title: Authorized Signatory


                                     Address for Notice:

                                     Iroquois Master Fund, Ltd.
                                     c/o Iroquois Capital, L.P.
                                     641 Lexington Avenue, 26th Floor
                                     New York, NY 10022
                                     Facsimile No.: 212-207-3452
                                     Telephone No.:212-974-3070
                                     E-Mail:
                                     Attn: Joshua Silverman


                                     With a copy to:

                                          Malhotra & Associates LLP
                                          11 Penn Plaza, 5th Floor
                                          New York, New York 10001
                                          Facsimile No.: (212) 504-0863
                                          Telephone No.: (212) 593-2284
                                          E-Mail:
                                          Attn: Gary Malhotra, Esq.

                                     SMITHFIELD FIDUCIARY LLC:


                                     By: /s/ Adam J. Chill
                                         ---------------------------------------
                                     Name: Adam J. Chill
                                     Title: Authorized Signatory


                                     Address for Notice:

                                     c/o Highbridge Capital Management, LLC
                                     9 West 57th Street, 27th Floor
                                     Facsimile No.: (212) 751-0755
                                     Telephone No.: (212) 287-4720
                                     E-Mail:
                                     Attn: Ari J. Storch/Adam J. Chill

                                     LONGVIEW FUND, L.P.


                                     By: /s/ Ari Zuckerman
                                         ---------------------------------------
                                     Name: Ari Zuckerman
                                     Title: Sr. Financial Analyst

                                     Address for Notice:

                                     600 Montgomery Street
                                     44th Floor
                                     San Francisco, CA 94111
                                     Facsimile No.: (415) 981-5301
                                     Telephone No.: (415) 981-5300
                                     E-Mail:

                                     CRANSHIRE CAPITAL L.P.


                                     By: /s/ Mitch Kopin
                                         ---------------------------------------
                                     Name: Mitch Kopin
                                     Title: President - Downsview
                                            Capital, the General Partner

                                     Address for Notice:
                                     3100 Dundee Rd, Suite 703
                                     Northbrook, IL 60062
                                     Facsimile No.: (847) 562-9031
                                     Telephone No.: (847) 5629030
                                     E-Mail:
                                     Attn:

                                     ROCKMORE INVESTMENT MASTER FUND LTD


                                     By: /s/ Bruce Bernstein
                                         ---------------------------------------
                                     Name: Bruce Bernstein
                                     Title: Managing Memeber

                                     Address for Notice:

                                     650 Fifth Avenue
                                     24th Fl
                                     New York, NY 10019
                                     Facsimile No.: (212) 258-2315
                                     Telephone No.: (212) 258-2303
                                     E-Mail:
                                     Attn: Anya Sigalow

                                     ALPHA CAPITAL ANSTALT


                                     By: /s/ Konrad Ackermann
                                         ---------------------------------------
                                     Name: Konrad Ackermann
                                     Title: Director

                                     Address for Notice:

                                     Facsimile No.:
                                     Telephone No.:
                                     E-Mail:
                                     Attn:

                                TABLE OF CONTENTS

                                                                           Page
                                                                          Number
                                                                          ------
ARTICLE I DEFINITIONS..................................................     1
   1.1    Definitions..................................................     1
ARTICLE II PURCHASE AND SALE...........................................     7
   2.1    Closing......................................................     7
   2.2    Closing Deliveries...........................................     7
ARTICLE III REPRESENTATIONS AND WARRANTIES.............................     9
   3.1    Representations and Warranties of the Company................     9
   3.2    Representations and Warranties of the Purchasers.............    17
ARTICLE IV OTHER AGREEMENTS OF THE PARTIES.............................    18
   4.1    Transfer Restrictions........................................    18
   4.2    Acknowledgment of Dilution...................................    20
   4.3    Furnishing of Information....................................    20
   4.4    Integration..................................................    20
   4.5    Reservation and Listing of Securities........................    20
   4.6    Subsequent Placements........................................    21
   4.7    Securities Laws Disclosure; Publicity........................    24
   4.8    Conversion and Exercise Procedures...........................    25
   4.9    Use of Proceeds..............................................    25
   4.10   Reimbursement................................................    25
   4.11   Default Interest.............................................    26
   4.12   Rights of Shareholders.......................................    26
   4.13   MFN Provision................................................    26
   4.14   Shareholders Rights Plan.....................................    26
   4.15   Seniority....................................................    26
ARTICLE V CONDITIONS...................................................    30
   5.1    Conditions Precedent to the Obligations of the Purchasers....    30
   5.2    Conditions Precedent to the Obligations of the Company.......    31
ARTICLE VI MISCELLANEOUS...............................................    31
   6.1    Termination..................................................    31
   6.2    Fees and Expenses............................................    31
   6.3    Entire Agreement.............................................    32
   6.4    Notices......................................................    32
   6.5    Amendments; Waivers..........................................    33
   6.6    Construction.................................................    33
   6.7    Successors and Assigns.......................................    33
   6.8    No Third-Party Beneficiaries.................................    33
   6.9    Governing Law; Venue; Waiver Of Jury Trail...................    33
   6.10   Survival.....................................................    34
   6.11   Execution....................................................    34
   6.12   Severability.................................................    34
   6.13   Rescission and Withdrawal Right..............................    34
   6.14   Replacement of Securities....................................    34
   6.15   Remedies.....................................................    35
   6.16   Payment Set Aside............................................    35
   6.17   Usury........................................................    35
   6.19   Adjustments in Share Numbers and Prices......................    36

Exhibits:

A     Form of Additional Investment Rights
B-1   Form of Series E Certificate of Designations
B-2   Form of Series F Certificate of Designations
C     Registration Rights Agreement
D     Form of Warrant
E     Transfer Agent Instructions
F     Opinion of Company Counsel
G     Supplemental Purchase Agreement
H     Escrow Agreement

Schedules:
3.1(a)   Subsidiaries
3.1(b)   Organization and Qualification
3.1(d)   No Conflicts
3.1(f)   Capitalization
3.1(h)   Material Changes
3.1(i)   Litigations
3.1(j)   Compliance
3.1(l)   Certain Fees
3.1(o)   Registration Rights
3.1(t)   Insurance
3.1(v)   Transactions With Affiliates and Employees
3.1(ee)  Indebtedness
4.9      Use of Proceeds

Schedule A

                                   PURCHASERS

-------------------------------------------------------------------------------------
                                                                           ADDITIONAL
                                      UNITS /                              INVESTMENT
                                      SERIES E                               RIGHT-
                         PURCHASE    PREFERRED     WARRANT    ADDITIONAL    WARRANT
PURCHASERS                PRICE        STOCK       SHARES       SHARES       SHARES
-------------------------------------------------------------------------------------
Iroquois Master Fund
  Ltd                   $  600,000     3,000      2,400,000      3,000     2,400,000
Smithfield Fiduciary
  LLC                   $  600,000     3,000      2,400,000      3,000     2,400,000
Longview Fund LP        $  500,000     2,500      2,000,000      2,500     2,000,000
Cranshire Capital LP    $  400,000     2,000      1,600,000      2,000     1,600,000
Rockmore Investment
  Master Fund Ltd.      $  250,000     1,250      1,000,000      1,250     1,000,000
Alpha Capital Anstalt   $  250,000     1,250      1,000,000      1,250     1,000,000
                        ----------    ------     ----------     ------    ----------
TOTAL                   $2,600,000    13,000     10,400,000     13,000    10,400,000
                        ----------    ------     ----------     ------    ----------